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                                                                       Exhibit 5

                      [LETTERHEAD OF SHIPMAN & GOODWIN LLP]

                                January 28, 2003

Tractor Supply Company
320 Plus Park Boulevard
Nashville, TN 37217

                  Re:      Registration Statement on Form S-8

Dear Sir or Madam:

         We have acted as special counsel to Tractor Supply Company, a Delaware corporation (the "Company"), in connection with the proposed issuance of up to an aggregate of 2,000,000 shares (the "Shares") of the Company's common stock, par value $.008 per share ("Common Stock"), pursuant to the Company's 2000 Stock Incentive Plan, as amended (the "Plan").

         As such counsel, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purpose of rendering this opinion. In our examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

         We do not purport to be experts in, or to express any opinion herein concerning, the law of any jurisdiction other than the State of Connecticut, the United States of America and the State of Delaware (but only insofar as set forth in the General Corporation Law of the State of Delaware).

         Based on the foregoing, we are of the opinion that the Shares have been duly authorized and reserved for issuance by the Company upon exercise of the Options and, when issued and sold against payment therefor in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.


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Tractor Supply Company
January 28, 2003
Page 2

         Gerard E. Jones, of counsel to Shipman & Goodwin LLP, is a director and stockholder of the Company. Mr. Jones also holds options granted under the Plan, and under a predecessor plan, which he received for his services as a director. Edward M. Kane, a partner of Shipman & Goodwin LLP, is a stockholder of the Company.

         We hereby consent to the filing of this opinion as an exhibit to the registration statement on Form S-8 being filed herewith by the Company with the Securities and Exchange Commission. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required by
Section 7 of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                                         Very truly yours,



                                         /s/ Shipman & Goodwin LLP


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